UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):    December 2, 2007

Dresser-Rand Group Inc.

(Exact name of registrant as specified in its Charter)

Delaware	001-32586	20-1780492
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 W. Sam Houston Parkway N., Houston, Texas	77043
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(713) 467-2221

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On December 2, 2007, Dresser-Rand Group Inc. ("Dresser-Rand" or the "Company") (NYSE: DRC) reported that  it began an orderly process of calling bargaining unit employees back to work after a 17 week work stoppage involving approximately 400 employees at its Painted Post facility in New York State.  On November 29, 2007, the Company announced that, after reaching impasse in its negotiations with IUE-CWA Local 313, it was implementing the terms of its last offer and inviting bargaining unit employees to return to work. The union offered, on behalf of its membership to end the strike by unconditionally offering to return to work under the terms of the implemented company offer. The company has released its temporary workforce.

A copy of the related press release, dated December 2, 2007, is attached hereto as Exhibit 99.1. All information in the press release is furnished and shall not be deemed “filed” with the SEC for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that Section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporated it by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is furnished with this current report:

Exhibit No.	Document
99.1	Press Release of Dresser-Rand Group Inc. dated December 2, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRESSER-RAND GROUP INC.

Date: December 2, 2007	By:	/s/

Name: Mark F. Mai Title: Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Document
99.1	Press Release of Dresser-Rand Group Inc. dated December 2, 2007